DELAWARE GROUP STATE TAX-FREE INCOME TRUST

Registration No. 811-02715
FORM N-SAR
Annual Period Ended August 31, 2015

SUB-ITEM 77B: Accountant?s report on internal control

Accountant's report on internal control, attached as Exhibit.

895370

WS:MFG_Philadelphia:886952:v1